UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 N. Radnor Chester Road Suite 300 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 484-598-2400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) effective December 2, 2008, Dawn Eringis assumed the position of part-time Director of Business Development of PolyMedix, Inc. (the “Company”).

(e) The Company hired James Gregory Ford to serve as the Company’s Vice President of Business Development, beginning on December 2, 2008. Under the terms of Mr. Ford’s offer letter (the “Offer Letter”), Mr. Ford will receive an initial annual salary of $260,000 per year, subject to possible adjustment based on personal and Company performance. Mr. Ford will be eligible to receive a discretionary cash bonus. For 2009, Mr. Ford may receive a maximum potential bonus of up to 100% of his base salary for deals in which Mr. Ford was the primary and lead negotiator and essential to concluding and based on (i) one percent (1%) of cash revenues actually received by the Company in 2009 for out-licensing deals, (ii) equity investments actually received in 2009 made by corporate partners as part of a strategic investment or business opportunity, and (iii) a 35% bonus payment for in-licensing deals of a marketed or clinical stage Low Molecular Weight Heparin product, or a to be determined amount for any other clinical stage product . Mr. Ford may also choose within the first twelve months of employment to receive a payment in the gross-amount of $40,000 to assist in relocation expenses. In addition, Mr. Ford will be granted (the “Initial Grant”) options to purchase 400,000 shares of the Company’s common stock, vesting 50% on the second anniversary of the grant date and the remainder monthly thereafter over the third and fourth years from the grant date. Further, Mr. Ford will be eligible to participate in all Company employee benefit programs.

Mr. Ford may resign or his employment may be terminated by the Company at any time. If Mr. Ford’s employment is terminated as a result of a Qualified Termination (as defined in the Offer Letter), then Mr. Ford will be entitled to: (i) continuation of his base salary for one (1) year, (ii) Company payments of COBRA premiums for up to twelve months following termination, and (iii) full vesting of any unvested stock options. Mr. Ford’s right to any such payments, vesting and/or grants and benefits will be conditioned upon the execution of a customary release of all claims against the Company and its affiliates and representatives by Mr. Ford. However, if a Qualified Termination occurs within 24 months of the commencement of Mr. Ford’s employment, 200,000 options of the Initial Grant will vest in lieu of the schedule in (iii) above. In addition, if Mr. Ford voluntarily resigns from the Company within 24 months of accepting the relocation payment, or if he is terminated for Cause (as defined in the Offer Letter), Mr. Ford must repay to the Company the amount of the relocation payment.

The description of the material terms of Mr. Ford’s employment in this Item 5.02(e) is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits.

10.1 Offer Letter to James Gregory Ford.

99.1 Press Release issued December 2, 2008 announcing the hiring of James Gregory Ford.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: December 4, 2008	By:	/s/ Edward Smith
	Name:	Edward Smith
	Title:	Vice President, Finance and Chief Financial Officer

Index to Exhibits

10.1 Offer Letter to James Gregory Ford.

99.1 Press Release issued December 2, 2008 announcing the hiring of James Gregory Ford.